Exhibit 99.1

Flagship Global Health Postpones Annual Meeting

NEW YORK--(BUSINESS WIRE)--Flagship Global Health, Inc. (OTB: FGHH) today announced that it has postponed its previously scheduled annual stockholders’ meeting which had been set for July 22, 2008. The Company stated that it continues to explore strategic alternatives, as announced on May 2, 2008. The Company further stated that its cash position continues to deteriorate and that it may have to cease operations and/or seek protection under the federal bankruptcy laws.

About Flagship Global Health

Flagship is an international membership-based organization dedicated to providing the highest level of healthcare quality for its members, whether they are at home or traveling. Flagship is focused on providing priority appointments to renowned and clinically acclaimed physicians, who are typically difficult to access. Rather than simply providing names, Flagship also offers emergent care needs, a personal electronic internet-based medical record repository and air evacuation to its members, all linked by a sophisticated and proprietary information management system.